                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE PORTUGAL FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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
                            THE PORTUGAL FUND, INC.
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022

Dear Portugal Fund Shareholder:

    At the the Fund's 1999 Annual Meeting, a single individual who controls nearly 29% of the Fund's outstanding shares, Ron Olin, will be seeking to elect himself and another hand-picked nominee to the Board of Directors and adopt four resolutions, all of which the independent Directors of the Board oppose and urge you to vote AGAINST.

    By now you should have received both the Fund's proxy statement and one prepared by Olin. No mention was made of the Olin proposals in the Fund's proxy statement since he waited until the Fund had finalized its proxy statement before launching his own, and gave no advance notice to the Fund that he intended to present any proposals at the meeting. Accordingly, in order to give shareholders sufficient time to consider these important matters, the Board has postponed the date of the Annual Meeting from May 11, 1999 to Thursday, May 20, 1999 at 2:00 p.m.

    Here is what Olin is proposing:

       - to elect himself and one of his employees to the Board of Directors, in lieu of the Fund's nominees: James Cattano, an independent director who has served on the Board since the Fund's inception, and Richard Watt, the Chief Investment Officer of the Fund;

       - a resolution that seeks to have the Board commit to an "aggressive, continuous, perpetual" share repurchase program, whenever the Fund's shares are trading at a discount;

       - a resolution designed to force the directors not in favor of that program to resign;

       - firing the Fund's investment adviser, Credit Suisse Asset Management;
         and

       - a resolution recommending that the Board cause the Fund to reimburse certain of his proxy communication costs.

    Your independent Directors oppose these proposals, for the following reasons:

    -- THE FUND HAS TAKEN, AND CONTINUES TO TAKE, CONCRETE STEPS TO REDUCE THE
       DISCOUNT AT WHICH THE FUND'S SHARES TRADE. Back in October of 1998, the Fund announced a share repurchase program, and is continually reviewing the efficacy of that program and will consider enhancements when and if deemed appropriate. The independent directors believe that over time this measured approach will have a positive impact on the discount, while at the same time allowing the Fund's adviser to prudently manage the Fund's portfolio. Over the last three years, the Fund's average annual return was approximately 33% per annum, while the Fund's shares have traded at an average discount of only 14% since the announcement of the share repurchase program. With this kind of performance, we don't believe that shareholders are best served by dedicating all of the Fund's resources to share repurchases.

    -- THE FUND'S PERFORMANCE IS MUCH BETTER THAN OLIN WOULD HAVE YOU BELIEVE.
       To suit his own ends, Olin repeatedly cites the Fund's market performance for the last nine CALENDAR years. However, look what happens if you go back to the Fund's inception two months earlier: the Fund's cumulative market performance through December 31, 1998 is 98.75%, or 36 percentage points over the performance cited by Olin, while the MSCI Portugal Index is up less than an additional 4%. During the same period, in dramatic contrast to the impression given by Olin's arbitrarily chosen time period, the Fund's total return (based on net asset value) from inception through December 31, 1998 is up over 135%, while the MSCI Portugal Index is up only 121.7%. All of this information is prominently displayed in the Fund's annual reports, and could have been included in Olin's proxy statement if he wanted to give shareholders the complete picture. Even more impressive is the Fund's performance since Richard Watt assumed significant managerial responsibilities for the Fund in 1996, as reflected in the table below:

----------------------------------------------------------------------------------------
                                                         FUND'S TOTAL
                                        FUND'S TOTAL        RETURN
                                           RETURN          (BASED ON      MSCI PORTUGAL
PERIOD TO DECEMBER 31, 1998            (BASED ON NAV)    MARKET PRICE)        INDEX
----------------------------------------------------------------------------------------
One Year                                      26.29%           32.56%           27.90%
----------------------------------------------------------------------------------------
Three Years                                  131.45%          135.93%          157.16%
----------------------------------------------------------------------------------------
Since Inception                              135.60%           98.75%          121.70%
----------------------------------------------------------------------------------------

    -- THE BOARD BELIEVES THAT THE SHAREHOLDERS' INTERESTS ARE BEST SERVED BY
       MAINTAINING A BOARD THAT IS NOT DOMINATED BY MANAGEMENT OR BY ANY SINGLE SHAREHOLDER. Today, four of the Fund's six directors are independent of management. If Olin's proposals are approved, and the directors who are not in favor of Olin's repurchase program resign as he is urging, the only directors remaining would be Olin, his employee and whatever replacement directors he hand-picks.

    -- OLIN'S PROPOSALS ARE VAGUE AND CONTRADICTORY. For example, Olin says that if elected, he would urge the Directors to focus on reducing expenses. Yet his "aggressive, continuous and perpetual" repurchase program would shrink the Fund's assets and, by causing the Fund's fixed expenses to be spread over a smaller asset base, increase its expense ratio. He says he would encourage better portfolio performance, yet he doesn't say who he would recommend if CSAM is fired as the Fund's investment manager, and he concedes that if the directors and shareholders don't appoint a substitute adviser prior to the termination of the existing agreement, "it is possible that there will be a period of time during which the Fund will not have an independent investment adviser responsible for the management and supervision of its investment portfolio." Do the shareholders really want to start down a path that could leave the Fund for however short a period without any professional independent management?

    -- THE INTERESTS OF OLIN AND THE LONG-TERM SHAREHOLDER MAY BE MUCH
       DIFFERENT. Is Olin really looking out for the interests of the long-term shareholder, or his own interests? Just look at the schedule of Olin purchases of Fund shares over the last two years attached to his proxy statement, and you will see that during that time he has amassed over 83% of his entire position. He thus stands to benefit from the very market discounts of which he complains. And while he says he is not a "raider", judge that claim in light of his recent activities relating to other closed-end funds. As this letter is written he is engaged in a proxy fight with The First Australia Fund, where he is seeking to replace five directors with his own nominees (four of which are his own employees) and to compel the fund to take whatever steps are necessary to realize net asset value within 60 days. Here are some other examples of Olin's track record:

       - THE AUSTRIA FUND-DISCOUNT WIDENED TO 19%
        Olin sold out virtually his entire position in the fund only a few months after his representatives -- who were advocating "shareholder rights" -- joined the Board. They were unable to close the discount. In fact, the discount has widened to as much as 19%. Is that the action of someone interested in the rights of all shareholders?

       - SPAIN AND PORTUGAL FUND -- LIQUIDATED
        At the prodding of Olin, the Spain and Portugal Fund in 1998 instituted a tender offer for redemption of a majority of its shares. Olin tendered all of his shares. Shortly thereafter, the fund shrank to such a small size that it was no longer viable and it was liquidated.

       - THE CLEMENTE GLOBAL GROWTH FUND
        When Olin got elected to the Board, he said: "I believe there is no reason for any closed-end fund to tolerate more than a nominal discount in the price of its shares." The discount at the time was 8.60%. At the end of last week it was 11% -- a widening of the discount of 27.9%.

               OLIN HAS NEVER ELIMINATED A FUND DISCOUNT WITHOUT
                       CAUSING THE FUND TO BE DISMANTLED.

                    *    *    *    *    *    *    *    *    *

PLEASE VOTE NOW BY SIGNING THE ENCLOSED WHITE PROXY CARD AND MAILING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. EVEN IF YOU HAVE ALREADY VOTED, PLEASE VOTE AGAIN REGARDLESS OF HOW MANY SHARES YOU OWN. DO NOT SIGN OR RETURN ANY GREEN PROXY CARD YOU MAY HAVE RECEIVED. IF YOU HAVE ALREADY RETURNED A GREEN PROXY CARD, YOU MAY REVOKE THAT PROXY BY RETURNING THE ENCLOSED WHITE PROXY CARD. IF YOU SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD, AND DON'T DIRECT HOW THE PROXY IS TO BE VOTED, THE PROXY WILL BE VOTED IN FAVOR OF THE FUND'S NOMINEES FOR ELECTION AS DIRECTOR, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSALS 3, 4, 5 AND 6.

We appreciate your continuing support.

Sincerely,
THE DIRECTORS OF THE PORTUGAL FUND, INC.

/s/ Enrique R. Arzac
-----------------------------
/s/ James J. Cattano
-----------------------------
/s/ Jonathan W. Lubell
-----------------------------
/s/ Martin M. Torino
-----------------------------

April 28, 1999

                                     PROXY

                             THE PORTUGAL FUND, INC.


          This Proxy is Solicited on Behalf of the Board of Directors


  P       The undersigned hereby appoints Michael A. Pignataro and Rocco A. Del
        Guercio as Proxies, each with the power to appoint his substitute,
  R and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other
  O matters as may properly come before the meeting or any adjournments thereof, all shares of The Portugal Fund, Inc. (the "Fund") that the
  X undersigned is entitled to vote at the annual meeting of shareholders to be held on May 20, 1999, and at any adjournments thereof.
  Y


   -------------                                                 -------------
   /SEE REVERSE/   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    /SEE REVERSE/
   /   SIDE    /                                                 /   SIDE    /
   -------------                                                 -------------

  -----
  /   /  Please mark
  / X /  votes as in
  /   /  this example.
  -----


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1, "FOR" Proposal 2 and "AGAINST" Proposals 3, 4, 5 and 6.

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1, "FOR" Proposal 2 and "AGAINST" Proposals 3, 4, 5 and 6.

1. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS.
   James J. Cattano (three-year term)
   Richard W. Watt (three-year term)

                         FOR         WITHHELD
                       -------       -------
                       /     /       /     /
                       /     /       /     /
                       -------       -------

     ------
     /    /
     /    /
     ----------------------------------------------------------
        For all nominees except as noted above


2. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                       FOR     AGAINST   ABSTAIN
                     -------   -------   -------
                     /     /   /     /   /     /
                     /     /   /     /   /     /
                     -------   -------   -------

3. TO APPROVE A SHAREHOLDER PROPOSAL RECOMMENDING THAT THE BOARD OF DIRECTORS COMMIT UNEQUIVOCALLY TO AGGRESSIVE, CONTINUOUS, PERPETUAL REPURCHASES OF THE FUND'S SHARES IN THE MARKET WHENEVER THEY TRADE AT A DISCOUNT TO NET ASSET VALUE.

                       FOR     AGAINST   ABSTAIN
                     -------   -------   -------
                     /     /   /     /   /     /
                     /     /   /     /   /     /
                     -------   -------   -------

4. TO APPROVE A SHAREHOLDER PROPOSAL RECOMMENDING THAT ALL DIRECTORS NOT STANDING FOR ELECTION WHO ARE OPPOSED TO PROPOSAL 3 ABOVE RESIGN FROM THEIR POSITIONS AS DIRECTORS OF THE FUND.

                       FOR     AGAINST   ABSTAIN
                     -------   -------   -------
                     /     /   /     /   /     /
                     /     /   /     /   /     /
                     -------   -------   -------

5. TO APPROVE A SHAREHOLDER PROPOSAL RECOMMENDING THAT THE ADVISORY CONTRACT BETWEEN THE FUND AND CREDIT SUISSE ASSET MANAGEMENT BE TERMINATED WITHIN SIXTY (60) DAYS AS PROVIDED FOR IN THE INVESTMENT COMPANY ACT OF 1940.

                       FOR     AGAINST   ABSTAIN
                     -------   -------   -------
                     /     /   /     /   /     /
                     /     /   /     /   /     /
                     -------   -------   -------

6. TO APPROVE A SHAREHOLDER PROPOSAL RECOMMENDING THAT THE BOARD OF DIRECTORS AUTHORIZE AND DIRECT THE OFFICERS OF THE FUND TO REIMBURSE THE SOLICITING SHAREHOLDER FOR SUCH REASONABLE FEES AND EXPENSES ASSOCIATED WITH ITS PROXY COMMUNICATIONS TO SHAREHOLDERS, INCLUDING ONLY PRINTING, NORMAL MAILING, DISTRIBUTION, AND TABULATING COSTS, BUT NOT INCLUDING ATTORNEY'S FEES, OVERNIGHT MAILING COSTS, TELEPHONE COMMUNICATION OR OTHER EXTRAORDINARY EXPENSES.

                       FOR     AGAINST   ABSTAIN
                     -------   -------   -------
                     /     /   /     /   /     /
                     /     /   /     /   /     /
                     -------   -------   -------

                                                        MARK HERE    ------
                                                       FOR ADDRESS   /    /
                                                        CHANGE AND   /    /
                                                       NOTE AT LEFT  ------


                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_______________ Date:______   Signature:_______________ Date:______